Exhibit 21.1

              Subsidiary Companies of Life Sciences Research, Inc.

    Name                                             Jurisdiction
    ----                                             ------------

    Huntingdon Life Sciences Group plc               England & Wales

    Huntingdon Life Sciences Ltd.                    England & Wales

    Huntingdon Life Sciences Inc.                    Delaware, USA

    HIH Capital Ltd.                                 Jersey

    HIH Ltd.                                         England & Wales

    HRC Ltd.                                         England & Wales

    Huntingdon Research Centre Ltd.                  England & Wales

    Huntingdon Consulting Engineers Ltd.             England & Wales

    Huntingdon LSR Ltd.                              England & Wales

    Paragon Global Services Ltd.                     England & Wales

    Pathfinder Clinical Development Ltd.             England & Wales

    Pathfinder Nominees Ltd.                         England & Wales

    Life Sciences Research Ltd.                      England & Wales

    Aquatox Ltd.                                     England & Wales

    Huntingdon Life Sciences Co., Ltd.               Japan